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Exhibit 99.1

News Release

December 3, 2003

Contacts
Investors: Linda Dellett/Rick Balderrama (720) 558-4474 Investor.relations@mcdata.com	Media: Kathleen Sullivan (720) 558-4435; cell: (720) 480-5501 kathleen.sullivan@mcdata.com

McDATA Names Alex Mendez to Board of Directors

        BROOMFIELD, Colo.—December 3, 2003—McDATA® Corporation (NASDAQ: MCDTA/MCDT) today announced that Alex Mendez has been appointed to its board of directors. Mendez, general partner and co-founder of Storm Ventures, is the former chairman of Sanera Systems, Inc., which was recently acquired by McDATA. He will serve on the board's technology committee.

        "Alex brings a wealth of technology knowledge, experience and insight to our team, and we are very pleased that he is joining McDATA's board of directors," said John Kelley, president and chief executive officer of McDATA. "Alex's dynamic leadership has been instrumental in the success of Sanera Systems' technology development and its recent integration into McDATA. We look forward to leveraging his depth of technology-driven business experience as we continue to execute on McDATA's growth-driven strategy."

        Prior to becoming a general partner of Storm Ventures, Mendez spent five years at Cisco Systems, most recently as Senior Vice President responsible for major accounts throughout Latin America. He was also part of the founding team and vice president of worldwide marketing for Stratacom, Inc. where he was responsible for all aspects of marketing and business development. Cisco Systems acquired Stratacom in April, 1996. Mendez is currently the Chairman of the Board of Bivo Networks and also serves on the boards of Airespace, Venturi Wireless and Inkra Networks.

        Mendez holds a BSEE from Stanford University and an MBA from Santa Clara University. He was born in Buenos Aires, Argentina and speaks both Spanish and German fluently.

        In adding Mendez, the Board of Directors increased its number of directors from 9 to 10.

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About McDATA (www.mcdata.com)

        McDATA (Nasdaq: MCDTA/MCDT) is the expert provider of Multi-Capable Storage Networking Solutions™—hardware, software and services—that enable partners and customers around the world to reduce the total cost of storage management today, and be ready to adapt to the real-time information demands of tomorrow. Entrenched in over 8,000 data centers worldwide, McDATA solutions are at the heart of more than 80 percent of Fortune 100 storage network data centers, powering the latest e-business applications, customer databases, financial traffic and other mission-critical data. Customers leverage McDATA's multi-capable solutions to realize immediate cost savings, reduce their investment risk, ensure the continuity of their operations and adapt to changing business requirements.

Forward-Looking Statements

        This press release contains statements about expected future events that are forward-looking and subject to risks and uncertainties. Readers are urged to consider statements that include the terms "believes", "belief", "expects", "plans", "objectives", "estimates", "anticipates", "intends", "targets", or the like to be uncertain and forward-looking. Factors that could cause actual results to differ and vary materially from expectations include, but are not limited to, our ability to ramp Nishan, SANavigator, and switch sales, our relationships with EMC Corporation and IBM and the level and timing of their orders, the impact of the continued general economic slowdown on purchasing decisions by customers and capital spending, our ability to expand sales into higher margin channels through system integrators and distributors, a loss of any of our key customers (or our OEMs' key customers), distributors, resellers or our contract manufacturers, our ability to expand our product offerings and any transition to new products (such as higher port count and multi-protocol products) and OEM qualification of such new products which may occur after the general availability dates, possible inventory charges that may occur with any transition to such new products, component quality and availability, the development of the storage area network and switch markets, competition in the storage area network and switch markets, aggressive pricing and product give-aways by competitors, one-time events and other important risk factors disclosed previously and from time to time in our filings at the U.S. Securities and Exchange Commission. These cautionary statements by us should not be construed as exhaustive or as any admission regarding the adequacy of disclosures made by us. We cannot always predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. All cautionary statements should be read as being applicable to all forward-looking statements wherever they appear. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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McDATA Names Alex Mendez to Board of Directors